UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2015

Cvent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36043	54-1954458
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1765 Greensboro Station Place, 7th Floor Tysons Corner, Virginia	22102
(Address of principal executive offices)	(Zip Code)

(703) 226-3500

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 3, 2015, Cvent, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 10, 2015. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.

Proposal 1. Election of Class II director:

Name of Nominee	For	Withheld	Broker Non-Votes
Sanjeev K. Bansal	30,963,815	4,154,985	3,080,088

Proposal 2. Ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2015:

Votes for:	38,195,734
Votes against:	2,492
Abstentions:	662

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cvent, Inc.

Date: June 9, 2015	By:	/s/ Lawrence J. Samuelson
	Name:	Lawrence J. Samuelson
	Title:	General Counsel and Corporate Secretary